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                                                                    EXHIBIT 23.2



                       Consent of Independent Accountants



        We hereby consent to use in the Annual Report on Form 10-K of Aris Corporation for the fiscal year ending 31 December, 1999 (the "Form 10-K"), of our report dated 23 April 1998 relating to the financial statements of Barefoot Computer Training Limited for the years ended 30 November 1997 and 1996.



                                            /s/ BDO STOY HAYWARD

BDO Stoy Hayward
Chartered Accountants
London, England
March 3, 2000